UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 25, 2009
 Date of Report (Date of earliest event reported)

CELESTIAL DELIGHTS USA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-153472	27-0999493
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

11811 N. Tatum Blvd., Suite 3031 Phoenix, AZ 85028 (602) 953-7757

(Address and telephone number of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On November 23, 2009, Celestial Delights USA Corp. (the “Company”) appointed James Ping Xu to the Company’s Board of Directors (the “Board”).  Mr. Xu will be appointed as Chairman of the Board.

Mr. Xu has twenty-six years of experience in the financial sector, including extensive familiarity with private equity and venture capital businesses, direct investments, accounting and auditing and investment banking services with top multinational and government organizations.  Mr. Xu’s experience spans public and private sectors, deal sourcing and execution, managing people and businesses, developing and maintaining excellent relations with investors and clients, winning business and generating revenue in highly competitive markets, and dealing effectively with government organizations and clients.  Mr. Xu has international experience serving in management and advisory roles for numerous international financial and consulting firms.  Since 2006, Mr. Xu has served as Managing Partner of Power Capital Corporation of China (“Power Capital”) where he strategically positioned Power Capital’s Northern China Investment banking and direct investment operations, and established the firm’s Beijing and Shanghai offices.

He is currently an advisor for a five billion dollar (US$) financing raise on behalf of a world-renowned private equity fund.  From 2001 to 2006, Mr. Xu served as Managing Director and Chief Representative in Shanghai for H&Q Asia Pacific Limited.  From 1999 to 2001, Mr. Xu served as Director of Corporate Finance at Cathay International Group Limited (Hong Kong).  From 1998 to 1999, Mr. Xu served as Corporate Finance Director and Head of China for HSBC Investment Bank Asia Limited.  From 1996 to 1998, Mr. Xu served as Vice President for J.P. Morgan Securities Asia Ltd.  From 1995 to 1996, he served as Senior Manager for Wheelock NatWest Limited.  From 1993 to 1995, Mr. Xu served as Assistant Manager for Standard Chartered Asia Limited.  From 1989 to 1993, he served as an Audit Senior for KPMG Peat Marwick in London.  From 1983 to 1985 and 1986 to 1989, Mr. Xu served as Division Chief for the Audit Administration of the People’s Republic of China.  From 1985 to 1986, Mr. Xu served as Secondee Auditor for the Australian Audit Office.

Mr. Xu received his Bachelor of Arts in Economics with honors, specializing in public finance, from Jiangxi University of Finance and Economics (Ministry of Finance) in 1983.  Mr. Xu, a native Mandarin speaker, is fluent in English and several Chinese dialects.

Mr. Xu has not previously held any positions with the Company and there have been no related party transactions between Mr. Xu and the Company.  Mr. Xu has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Xu had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Xu is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. Xu, or any grant or award to Mr. Xu or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Xu.

There are no arrangements or understandings between Mr. Xu and any other persons, pursuant to which Mr. Xu was selected as a director.  Mr. Xu has not been named or, at the time of this Current Report, is not expected to be named to any committee of the Board.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELESTIAL DELIGHTS USA CORP., a Nevada Corporation

Dated: November 25, 2009	/s/ John J. Lennon
John J. Lennon, President